Exhibit 10.2a

                                AMENDED AGREEMENT


         AMENDED AGREEMENT dated this 4TH day of January 2005 , by and between ConsultAmerica, Inc. (hereinafter "CA"), a Delaware Corporation, with offices located at 13070 Addison Road, Roswell, Georgia 30075, Edward A. Sundberg, President of CA and Gary B. Wolff, P.C., counsel to CA, with offices located at 805 Third Avenue, New York, New York.

         WHEREAS, CA has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses totaling seventy one thousand one hundred one dollars and fifty two cents ($71,101.52) of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

         WHEREAS, CA has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

         NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within three (3) months of the date of the CA prospectus, CA's President agrees to loan CA the funds to cover the balance of outstanding professional and related fees relating to CA's prospectus. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when CA has the financial resources to do so. Gary B. Wolff, P.C., CA's counsel, by signing this Amended Agreement agrees in full to defer his legal fee in the manner set forth in this Amended Agreement.

         The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, both in Risk Factor number 2 and in the subheading entitled "Liquidity" as found in the Management's Discussion and Analysis or Plan of Operation section.

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         The above constitutes the entire Agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 3 day of November 2004.



CONSULTAMERICA, INC.

/s/
By: ________________________________
    Edward A. Sundberg, President


/s/
By: _________________________________
    Edward A. Sundberg, Individually


GARY B. WOLFF, P.C.

/s/
By:_________________________________
   Gary B. Wolff, President